Exhibit 99.1

5995 Opus Parkway Minnetonka, MN 55343 952.912.5500 952.912.5999 (Fax) 1.800.GKCARES www.gkservices.com

Press Release

FOR RELEASE:   August 16, 2016

For Further Information:

Jeff Huebschen

Director, Investor Relations

952-912-5773

jeff.huebschen@gkservices.com

G&K SERVICES ANNOUNCES AGREEMENT TO BE ACQUIRED BY CINTAS IN $2.2 BILLION

ALL-CASH TRANSACTION; REPORTS RECORD FISCAL 2016 FOURTH

QUARTER RESULTS

G&K Services Agrees to be Acquired for $97.50 Per Share

Purchase Price Represents Nearly 20 Percent Premium to the Stock’s All-Time Closing

High and 14.0x LTM EBITDA Multiple1

Full-Year Earnings Reach Record $3.61 Per Diluted Share

Full-Year Cash Flow from Operations Grows 42 Percent to Record $134 Million

MINNEAPOLIS, MN, August 16, 2016 – G&K Services, Inc. (NASDAQ: GK) today announced that its Board of Directors has unanimously approved a definitive agreement pursuant to which Cintas Corporation (NASDAQ: CTAS) will acquire G&K Services in a transaction valued at approximately $2.2 billion, including G&K’s outstanding indebtedness. G&K shareholders will receive $97.50 per share in cash for each outstanding share of common stock held. This purchase price represents a nearly 20 percent premium to the stock’s all-time closing high and a 69 percent premium to the stock’s 52-week closing low.

“This is a compelling transaction that delivers substantial and immediate cash value to our shareholders and expands options for our customers going forward,” said Douglas A. Milroy, Chairman and Chief Executive Officer. “We believe the combination has strong strategic logic and creates the right partnership to meet the evolving needs of our customers. In addition, a larger, more diversified company offers employee opportunities as well.”

[1]	LTM EBITDA on a 52-week basis.

Mr. Milroy continued, “This transaction comes as we announce another set of strong results, with our team delivering record earnings per share and record cash flow in fiscal 2016. These results, the latest in a multi-year trend of strong performance, together with the underlying strength of our business and team, were the driving force in the value created today for our shareholders, with our Board’s agreement to be acquired by Cintas.”

The boards of directors of both companies have approved the transaction, which is subject to approval by the holders of G&K Services common stock, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The transaction is expected to close in the next four to six months.

BofA Merrill Lynch acted as exclusive financial advisor and Weil, Gotshal & Manges LLP and Stinson Leonard Street LLP acted as legal advisors to G&K Services.

Fiscal 2016 Fourth Quarter and Full-Year Financial Results:

Fourth quarter revenue grew 9.3 percent to $258.5 million, compared to $236.6 million in last year’s fourth quarter. The fourth quarter included 14 weeks of operations, compared to 13 weeks in the prior year quarter. The extra week of operations added 7.7 percent to fourth quarter revenue growth, organic growth added 2.0 percent, and acquisitions contributed 0.3 percent. This growth was partially offset by the negative impact of a lower exchange rate for the Canadian dollar, which reduced revenue growth by 0.7 percent.

Earnings per diluted share grew to $1.00, compared to earnings of $0.71 per diluted share in the prior year period. Earnings in last year’s fourth quarter included a $0.12 per share charge due to an increase in the company’s environmental reserves. Excluding this charge, adjusted earnings in the prior year quarter were $0.83 per diluted share.

Fourth quarter operating margin improved to 12.7 percent, compared to 10.2 percent in last year’s fourth quarter. Operating margin in the prior year included the impact of the previously mentioned charge related to environmental reserves. Excluding this charge, adjusted operating margin in last year’s fourth quarter was 11.9 percent.

For the full fiscal year revenue grew 4.3 percent to $978 million and earnings increased to a company record $3.61 per diluted share. Full-year operating margin improved to 12.5 percent.

Cash provided by operating activities for the fiscal year grew to a company record $134.2 million, up 42 percent compared to $94.2 million last year. Capital expenditures for the fiscal year were $45.3 million, compared to $55.8 million last year. During the fiscal year, G&K returned $64.9 million of cash to shareholders through dividend payments and share repurchases, a 54 percent increase compared to the prior year.

Cancelling Fiscal Fourth Quarter Conference Call

In light of the announced agreement with Cintas, G&K Services has cancelled its fiscal fourth quarter 2016 conference call with analysts and investors previously scheduled for August 16, 2016 at 10:00 a.m. Central Time. G&K Services has also suspended any prior guidance provided as a result of the transaction announcement.

About G&K Services, Inc.

G&K Services, Inc. is a service-focused market leader of branded uniform and facility services programs in the United States and Canada. Headquartered in Minneapolis, Minnesota, G&K Services has 8,000 employees serving customers from 165 facilities in North America. G&K Services is a publicly held company traded over the NASDAQ Global Select Market under the symbol GK and is a component of the Standard & Poor’s SmallCap 600 Index. For more information visit www.gkservices.com.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), in connection with the solicitation of proxies for a meeting of G&K Services’ shareholders to be called at a future date (the “meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each shareholder entitled to vote at the meeting. Shareholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Shareholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at:

jeff.huebschen@gkservices.com

+1.952.912.5773

Investor Relations

5995 Opus Parkway

Minnetonka, MN, 55343

Participants in the Solicitation

The Company, its directors and certain executive officers are or may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC, and will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the proposed transaction when the Proxy Statement becomes available.

Cautionary Statements Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar expressions and by the context in which they are used. Such statements are based upon our current expectations and speak only as of the date made. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ from those set forth in or implied by this press release. Factors that may cause such a difference include, but are not limited to, risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied, (iii) the ability of the Company and Cintas to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against the Company or Cintas or their respective directors, (vi) possible disruptions from the proposed transaction that could harm the Company’s or Cintas’ business, including current plans and operations, (vii) the ability of the Company or Cintas to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s and/or Cintas’ financial performance, (x) certain restrictions during the pendency of the merger that may impact the Company’s and/or Cintas’ ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s or Cintas’ consolidated financial condition, results of operations, credit rating or liquidity. Neither the Company nor Cintas undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made, except as required by law.

Reconciliation of GAAP to Non-GAAP Financial Measures

The company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a meaningful measure on which to compare the company’s results of operations between periods. The company believes these non-GAAP results provide useful information to both management and investors by excluding certain amounts that impact comparability of the results. A reconciliation of operating income, net income and earnings per diluted share on a GAAP basis to adjusted earnings per diluted share on a non-GAAP basis is presented in the table below:

(unaudited)
	Three Months Ended July 2, 2016				Three Months Ended June 27, 2015
(U.S. Dollars, in thousands, except per share data)	Revenue	Operating Income	Net Income	Earnings Per Share	Revenue	Operating Income	Net Income	Earnings Per Share
As Reported	$258,503	$32,917	$19,828	$1.00	$236,577	$24,139	$14,120	$0.71
Add: Environmental Reserves (2)	-	-	-	-	-	3,904	2,446	0.12
As Adjusted	$258,503	$32,917	$19,828	$1.00	$236,577	$28,043	$16,566	$0.83

	Twelve Months Ended July 2, 2016				Twelve Months Ended June 27, 2015
(U.S. Dollars, in thousands, except per share data)	Revenue	Operating Income	Net Income	Earnings Per Share	Revenue	Operating Income	Net Income	Earnings Per Share
As Reported	$978,041	$122,640	$72,439	$3.61	$937,642	$101,214	$59,870	$2.95
Add: Impact of pension withdrawal and associated expenses (1)	-	-	-	-	-	6,500	4,069	0.21
Add: Environmental Reserves (2)	-	-	-	-	-	3,904	2,446	0.12
As Adjusted	$978,041	$122,640	$72,439	$3.61	$937,642	$111,618	$66,385	$3.28

(1) In the third quarter of fiscal 2015, we increased our estimated liability associated with the withdrawal from certain MEPPs, by $6,500.

(2) In the fourth quarter of fiscal 2015, we increased our estimated reserves for environmental related items by $3,904.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA Non-GAAP Financial Measures

The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA and adjusted EBITDA, non-GAAP financial measures:

(unaudited)
(U.S. Dollars, in thousands)	Twelve months ended July 2, 2016
Net income	$72,439
Add: Interest expense	6,835
Add: Provision for income taxes	43,366
Add: Depreciation and amortization	36,504
EBITDA (non-GAAP)	159,144
Less: Adjustement for 53rd week of operations	(4,443)
Adjusted EBITDA (non-GAAP)	$154,701

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

G&K Services, Inc. and Subsidiaries

(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
(U.S. Dollars, in thousands, except per share data)	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Rental and direct sale revenue	258,503	236,577	978,041	937,642
Cost of rental and direct sale revenue	169,363	158,117	643,067	621,135
Gross Margin	89,140	78,460	334,974	316,507
Pension withdrawal and associated expenses	-	-	-	6,500
Selling and administrative	56,223	54,321	212,334	208,793
Income from Operations	32,917	24,139	122,640	101,214
Interest expense	1,803	1,675	6,835	7,138
Income before Income Taxes	31,114	22,464	115,805	94,076
Provision for income taxes	11,286	8,344	43,366	34,206
Net Income	$19,828	$14,120	$72,439	$59,870

Basic Earnings per Common Share	$1.01	$0.72	$3.65	$3.01
Diluted Earnings per Common Share	$1.00	$0.71	$3.61	$2.95

Earnings available to common stockholders:
Net income	$19,828	$14,120	$72,439	$59,870
Less: Income allocable to participating securities	(257)	59	(1,025)	(713)
Net income available to common stockholders	$19,571	$14,179	$71,414	$59,157

Weighted average number of shares outstanding, basic	19,422	19,746	19,586	19,676
Weighted average number of shares outstanding, diluted	19,633	20,077	19,808	20,047

Dividends Declared per Share	$0.37	$0.31	$1.48	$1.24

CONDENSED CONSOLIDATED BALANCE SHEETS

G&K Services, Inc. and Subsidiaries

(U.S. Dollars, in thousands)	July 2, 2016	June 27, 2015
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$24,279	$16,235
Accounts receivable, net	102,657	100,402
Inventory	34,077	36,258
Merchandise in service, net	131,801	133,942
Other current assets	20,539	30,383
Total current assets	313,353	317,220

Property, plant and equipment, net	228,642	222,056
Goodwill	324,520	325,183
Other noncurrent assets	55,022	63,738
Total assets	$921,537	$928,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$44,792	$51,616
Accrued expenses and other current liabilities	72,736	71,739
Current maturities of long-term debt	0	169
Total current liabilities	117,528	123,524

Long-term debt, net of current maturities	231,148	243,600
Deferred income taxes	68,895	59,280
Other noncurrent liabilities	114,426	107,443
Stockholders’ Equity	389,540	394,350
Total liabilities and stockholders’ equity	$921,537	$928,197

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

G&K Services, Inc. and Subsidiaries

(unaudited)

	For the Twelve Months Ended
	July 2, 2016	June 27, 2015
(U.S. Dollars, in thousands)	(53 weeks)	(52 weeks)
Operating Activities:
Net income	$72,439	$59,870
Adjustments to reconcile net income to net
cash provided by operating activities -
Depreciation and amortization	36,504	32,298
Pension withdrawal and associated expenses	-	6,500
Deferred income taxes	19,606	18,638
Share-based compensation	6,749	6,219
Changes in operating items, exclusive of acquisitions and divestitures-
Accounts receivable	(3,048)	(2,908)
Inventory and merchandise in service	4,590	(9,429)
Accounts payable	(3,662)	7,201
Other current assets and liabilities	18,789	(3,352)
Multi-employer pension plan settlement payment	(7,903)	(24,799)
Other	(9,888)	3,997
Net cash provided by operating activities	134,176	94,235
Investing Activities:
Capital expenditures	(45,349)	(55,838)
Acquisition of business	(2,982)	-
Net cash used for investing activities	(48,331)	(55,838)
Financing Activities:
Repayments of long-term debt	(75,168)	(843)
Proceeds from (repayments of) revolving credit facilities, net	62,548	(22,362)
Cash dividends paid	(30,418)	(24,544)
Proceeds from issuance of common stock under stock option plans	2,160	6,283
Repurchase of common stock	(34,524)	(17,597)
Shares withheld for taxes under equity compensation plans	(4,750)	(2,076)
Excess tax benefit from shared-based compensation	2,528	5,205
Net cash used for financing activities	(77,624)	(55,934)
Effect of Exchange Rates on Cash	(177)	(3,346)
Increase (Decrease) in Cash and Cash Equivalents	8,044	(20,883)

Cash and Cash Equivalents:
Beginning of year	16,235	37,118
End of year	$24,279	$16,235

Supplemental Cash Flow Information:
Cash paid for-
Interest	$6,658	$6,647
Income taxes	$11,290	$11,539
Supplemental Non-cash Investing Information:
Capital expenditures not yet paid and included in accounts payable	$1,792	$3,662